EXHIBIT 99.1

903 Calle Amanecer, Suite 100 San Clemente, CA 92673 (949) 369-4000

FOR IMMEDIATE RELEASE

For Additional Information:

Investor Relations	Amy Cozamanis	Laurie Berman
Sunstone Hotel Investors, Inc.	Investor/Analyst Information	General Information
(949) 369-4204	Financial Relations Board	Financial Relations Board
	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS, INC. ANNOUNCES CONTRACT TO ACQUIRE 6

RENAISSANCE HOTELS

FURTHERS KEY GROWTH STRATEGY OF ACQUIRING HIGH QUALITY FULL-SERVICE ASSETS IN

MAJOR MARKETS

San Clemente, CA – April 27, 2005 – Sunstone Hotel Investors, Inc. (NYSE: SHO) today announced it has signed an agreement to acquire a portfolio of six Renaissance Hotels containing 3,326 rooms for $419.5 million. The portfolio is part of a joint acquisition of 32 Renaissance hotels and joint venture interests from CTF Holding Ltd by Marriott International, Inc. (NYSE:MAR), Sunstone Hotel Investors, Inc. and a major real estate opportunity fund. All of the hotel properties are, and will continue to be, operated by Marriott International or its subsidiaries under the Renaissance Hotels & Resorts brand name. Sunstone will spend an additional $35.5 million on a capital expenditure program to upgrade the properties. Including the capital expenditures and projected closing costs, the total investment in the Portfolio is expected to be $465.0 million, or approximately $170K per room. The acquisition is expected to close in mid-June.

Transaction Highlights:

1)	High Quality Portfolio – The Renaissance portfolio will significantly improve the overall quality of the Sunstone portfolio. As an illustration, the 2004 revenue per available room (RevPAR) of $103.41 for the Portfolio represents a 49% premium over Sunstone’s 2004 RevPAR of $69.38.

2)	Strong Markets – More than 90% of the portfolio’s purchase price is located in four of the top six U.S. MSAs, as ranked by 2004 RevPAR growth.

3)	Attractive Pricing – The $465.0 million total projected investment cost reflects multiples of 11.0x 2005 projected EBITDA and 9.6x 2006 projected EBITDA.

4)	Geographic Diversity – The transaction adds five new markets to Sunstone’s existing 53 hotel assets located throughout the United States and reduces California EBITDA from 37% to 31% of total 2005 projected portfolio EBITDA.

5)	Financial Impact – The Portfolio is projected to be accretive to full year 2005 FFO $0.05/share, or 2.5%, and to 2006 FFO by approximately 10%.

- more -

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

Robert A. Alter, CEO of Sunstone Hotel Investors, commented, “This transaction is an important mark in our plan to acquire premium quality assets in major, high barrier-to-entry markets, and represents a meaningful step to migrate our portfolio further into the upper-upscale and luxury segments. It also improves the geographic mix of our asset base. We believe that this transaction will significantly improve both the quality and long-term growth rate of our cash flows.”

The Renaissance Hotel & Resorts Brand

The Renaissance Hotels & Resorts Brand is owned by Marriott International Inc. Renaissance is positioned as an upper-upscale full-service brand providing guests with the ambiance of a boutique hotel. Currently there are 133 Renaissance Hotels & Resorts, 64 of which are in the United States. This compares to 312 Marriott Hotels & Resorts located in the United States.

“The Renaissance brand has made tremendous strides since Marriott acquired it in 1997,” said J.W. Marriott, Jr., Chairman and Chief Executive Officer of Marriott International. “In 2004, the revenue per available room index, or RevPAR index, for the Renaissance brand in the U.S. totaled 104% compared to less than 99% in 1997. Results for early 2005 show Renaissance’s overall RevPAR index increasing another three points to date. And recently renovated hotels are doing even better. For Renaissance hotels that have been renovated between 2001 and 2003, the RevPar index was 117% in 2004. In its 2004 Top U.S. Hotel Chain survey, Business Travel News ranked Renaissance Hotels & Resorts third, behind only Marriott and Disney.”

Financing of the Acquisition

Sunstone has obtained equity and debt financing commitments from several leading institutions to finance the entire cost of the investment. The company has agreed to sell approximately 3.75 million shares of common stock to GIC Real Estate, an investment arm of the Government of Singapore and has agreed to sell $100.0 million of Series C Convertible Redeemable Preferred Stock to Security Capital Preferred Growth Incorporated, an investment vehicle advised by Security Capital Research & Management Incorporated, a Chicago-based investment advisor. The convertible preferred stock will pay a base dividend of 6.45%, will have a conversion price of $24.375 and will be callable after five years. The balance of the required equity ($37.6 million) will be funded from proceeds of the Series A and B Perpetual Preferred offerings completed in March 2005. Together, these transactions will provide approximately $215.0 million in proceeds, or approximately 46% of the total investment. In addition, Sunstone has received a commitment from Bear Stearns Commercial Mortgage, Inc. for $250.0 million in mortgage debt secured by four of the hotels being acquired, subject to customary conditions.

Sources
Mortgage Debt	$250,000,000
Common Equity	77,400,000
Series C Convertible Preferred Equity	100,000,000
Cash on Hand (1)	$37,600,000

Total Sources	$465,000,000

Uses
Purchase of Renaissance Portfolio	$419,500,000
Renaissance Capital Expenditure Program	35,500,000
Transaction Costs	10,000,000

Total Uses	$465,000,000

(1)	Proceeds from Series A and Series B Perpetual Preferred.

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

Jon D. Kline, Sunstone’s Executive Vice President and Chief Executive Officer, added, “The favorable equity and debt financing we have arranged underscores both the strong physical qualities and markets of these assets and the soundness of our underwriting. We also believe that having in-place commitments for all the capital required to close the deal reduces execution risk and eliminates any potential overhang.”

The Portfolio

The six hotels are located in large urban, resort and suburban markets on both coasts. All are very high quality upper-upscale hotels with significant meeting space and other amenities. The portfolio consists of the following properties.

Location	Name	Year Opened	# of Rooms	Sq. Ft. Mtg Space
Orlando, FL	Renaissance Orlando Resort at Sea World	1984	780	82,000

Baltimore, MD	Renaissance Harborplace	1988	622	29,000

Atlanta, GA	Renaissance Concourse	1992	387	34,000

Long Beach, CA	Renaissance Long Beach	1986	373	13,000

White Plains, NY	Renaissance Westchester	1977	357	16,500

Washington, D.C.	Renaissance Washington, D.C. (25% interest)	1992	807	66,000

Average			554	40,083

Total			3,326	240,500

Sunstone will acquire (i) 100% ownership of four hotels, (ii) an 85% ownership interest in the Orlando hotel (along with the lender position in several partnership loans that collectively give Sunstone all of the economics) and (iii) a 25% interest in the Washington, D.C. Hotel.

Gary A. Stougaard, Sunstone’s Executive Vice President and Chief Investment Officer, said, “We are very pleased to announce this agreement. The acquisition of the Renaissance Portfolio will dramatically improve the overall quality of the Sunstone portfolio and further demonstrates our ability to identify and acquire high quality hotel assets at favorable pricing in off-market transactions.”

Included below is a short description of each hotel.

Renaissance Orlando Resort at Sea World – Orlando, FL

Located directly across from Sea World, adjacent to Discovery Cove, and one mile from the Orange County Convention Center, this 10-story, 780-room property has 82,000 sf of event space in 45 meeting rooms. The resort also includes four lighted tennis courts, and an Olympic-sized outdoor swimming pool. The hotel is being acquired subject to a land lease from Sea World (Anheiser-Busch), which is also a 15% JV partner. The ground lease expires in 2073. Sunstone’s purchase price includes the lender position on approximately $165 million of loans, which results in Sunstone acquiring 100% of the economic interest in the hotel’s net cash flow.

Renaissance Harborplace Hotel – Baltimore, MD

This downtown Baltimore Inner Harbor hotel is part of a mixed use development that includes retail, office and parking. The property contains 622-rooms in 12 stories and includes 29,000 sf of meeting space. The Renaissance Harborplace is downtown Baltimore’s market leader in both average rate and RevPAR.

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

Renaissance Concourse Hotel – Atlanta, GA

Located at the Atlanta-Hartsfield Airport, this property contains 387 guestrooms around an 11 story atrium and 34,000 sf of meeting space. Its RevPAR ranks second in the Atlanta airport submarket, which includes the Marriott, the Westin, the Hilton and the Sheraton. The Atlanta Concourse hotel is being acquired subject to a leasehold from the City of Atlanta which expires in 2078.

Renaissance Long Beach Hotel – Long Beach, CA

The 12 story, 373-room Long Beach Renaissance hotel is located across from the Long Beach Convention Center on the corner of Pine Avenue, the center of downtown Long Beach’s restaurant and retail activity. The hotel contains 13,000 sf of meeting space.

Renaissance Westchester Hotel – White Plains, NY

Situated on 30 acres, this 357-room hotel is located 35 minutes from New York City. The Renaissance Westchester Hotel has an indoor pool, two tennis courts, and 26 meeting rooms containing 16,500 sf of meeting space. This property’s RevPAR ranks second amongst a competitive set that includes the Marriott Westchester, the Hyatt Regency Greenwich, the Hilton Rye Town, and the Hilton Tarrytown.

Renaissance Washington D.C. Hotel – Washington, D.C.

This 807 room hotel is located at 9th and K, on Mt. Vernon Square, midway between the White House and the Capitol. It is the closest hotel to the new Washington Convention Center and the MCI Center. The property recently received a full renovation to its guestrooms, common areas, and 66,000 sf of meeting space. Sunstone is buying a 25% equity interest in the ownership entity of this hotel. The 75% majority interest is controlled by a private individual. Despite Sunstone’s non-controlling stake, the investment in this asset represents an excellent opportunity to enter into the D.C. market, which the Company believes will be one of the strongest in the country for the next several years. It also positions Sunstone to buy the majority interest.

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

Impact on our Portfolio

OPERATING STATISTICS HIGHLIGHTS

	2005 SHO Portfolio (1)	2005 Renaissance Portfolio (2) (3)	2005 Pro Forma Combined Portfolio
Total Rooms	13,157	2,721	15,878

Hotels	53	6	59

Average rooms per hotel	248	453	269
% increase			8.4%

Occupancy	72.5%	72.8%	72.6%
% increase			0.1%

Average Daily Rate	$101.39	$153.29	$111.47
% increase			9.9%

Revenue per Available Rooms	$73.53	$111.62	$80.91
% increase			10.0%

(1)	Reflects midpoint of February of 2005 guidance for RevPar (includes Sutton Place acquisition and sale of Carson/Mesa).

(2)	Full year, including periods prior to Sunstone’s acquisition results.

(3)	Reflects 25% ownership of the DC hotel (202 of 807 rooms; all operating statistics included with 25% weighting).

Conference Call Information

The management of Sunstone Hotel Investors, Inc. will hold a conference call on Thursday, April 28, 2005 at 9:30 a.m pacific (12:30 p.m. eastern) to discuss today’s news. To participate in the call, please dial 1-800-240-2134 (domestic) or 303-262-2143 (international). The call will also be audio webcast live in the Investor Relations section of Sunstone’s website at www.sunstonehotels.com. For those who cannot participate in the live call, the webcast will be archived in the Investor Relations section of Sunstone’s website. A replay of the call will also be available by telephone until Thursday, May 5, 2005. To access the recording, call 1-800-405-2236 and use password #11029697.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a Southern California-based lodging real estate investment trust (REIT). The Company, following the acquisition, will have ownership interests in 59 hotels with an aggregate of 15,878 rooms primarily in the upper-upscale and upscale segments operated under franchises owned by nationally recognized brands such as Marriott, Hilton, InterContinental, Hyatt and Fairmont. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the performance of the acquired properties after they are acquired; necessary expenditures on the acquired projects; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 27, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*****Tables to Follow*****

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

FINANCIAL HIGHLIGHTS - FULL YEAR 2005

	2005 SHO Portfolio (1)	2005 Combined Portfolio (2)
EBITDA	$135,600	$155,400

FFO to common stockholders and OP unit holders	$78,600	$88,500

FFO per share to common stockholders and OP unit holders	$2.04	$2.09

$ Accretion		$0.05
% Accretion		2.5%

Weighted average shares and OP units outstanding (3)	38,516	42,441

(1)	Reflects the midpoint of the range from the February 22, 2005 earnings release adjusted exclusively for the Perpetual Preferred offering, Sutton Place Newport Beach acquisition and the sale of Carson/Mesa hotels.

We have not updated our guidance to reflect the results of our operations in the first quarter. In addition, we have not adjusted our guidance for any impact that first quarter operations may or may not have on our expectations and guidance for the balance of the year.

(2)	Assumes the closing of the Renaissance acquisition at the end of June 2005.

(3)	Reflects the 2005 weighted average shares. Run rate share/OP unit fully-diluted count is 46.4 million, which includes 3.75 million common shares to GIC Real Estate and 4.1 million shares to Security Capital Preferred Growth Incorporated (on an as-converted basis).

Renaissance Portfolio EBITDA Seasonality *

Q1	24.2%
Q2	29.0%
Q3	13.5%
Q4	33.2%

*	Based on Q1 actual and budget for Q2, Q3 and Q4 2005.

Reconciliation of Net Income to EBITDA - Full Year 2005

Net income (loss)	$28,100

Minority interest	3,000
Depreciation and amortization - continuing operations	66,000
Depreciation and amortization - deferred financing fees	3,900
Interest expense	53,100
Amortization of deferred stock compensation	1,300

EBITDA	155,400

Reconciliation of Net Income to FFO - Full Year 2005

Net income (loss)	$28,100

Minority interest	3,000
Real estate depreciation and amortization - continuing operations	65,100
Series A & Series B Perpetual Preferred Dividend	(7,700)

FFO to common stockholders and OP unit holders	88,500

Weighted average common shares and OP units outstanding *	42,441

FFO /share (including OP units)	$2.09

*	Weighted average shares include the Series C Convertible Preferred on an as-converted basis.

# # #

Sunstone Hotel Investors, Inc. Announces Contract To Acquire 6 Renaissance Hotels

April 27, 2005

The columns presented above represent midpoints of ranges that are plus or minus 5.0%-10.0%

# # #